                                ARTICLES OF AMENDMENT
                                          OF
                              ARTICLES OF INCORPORATION
                                          OF
                                     REUTER, INC.

                                    --------------

    We, the undersigned, Edward J. Reuter and Winston E. Munson, respectively the President and Secretary of Reuter, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, do hereby certify that at a meeting of the shareholders of said corporation, duly held on the 8th day of May, 1984, pursuant to notice duly mailed to all shareholders of record, the following resolutions were duly adopted by the affirmative vote of the holders of more than a majority of the voting power of all shares entitled to vote:

    RESOLVED, that the shareholders of Reuter, Inc., do hereby adopt the following 1984 Restated Articles of Incorporation, which 1984 Restated Articles of Incorporation shall, and hereby do, supersede and take the place of the existing Restated Articles of Incorporation of Reuter, Inc., and all amendments thereto.

                                "Text of 1984 Restated
                              Articles of Incorporation
                                   of Reuter, Inc.


                                      ARTICLE I

    The name of the corporation is Reuter, Inc.

                                      ARTICLE II

    The corporation shall have the following purposes:

    To design, develop, research, produce, manufacture, fabricate, assemble, and sell machinery, equipment, and parts and other devices and otherwise deal in goods, wares, and merchandise of every class and description;

    To hold, buy, sell, lease, mortgage or otherwise encumber real and personal property on any interest therein, of all kinds and descriptions;

    To hold, buy, sell, and invest in notes, stocks, bonds, or other investments of all kinds; and

    To engage in such other activities as in the judgment of the Board of Directors are reasonably necessary to carry out any of the foregoing purposes.

    In addition, the corporation shall have general business purposes and shall have unlimited power to engage in, and to do any lawful acts concerning, any and all lawful business for which corporations may be organized under the Minnesota Business Corporation Act and all amendments thereto.

                                     ARTICLE III

    The duration of the corporation shall be perpetual.

                                      ARTICLE IV

    The location and post office address of the corporation's registered office in the State of Minnesota shall be 410 - 11th Avenue South, Hopkins, Minnesota 55343.

                                      ARTICLE V

    The Board of Directors shall have the power and authority to make and alter the Bylaws of the corporation subject to the power of the shareholders to change or repeal such Bylaws.

                                      ARTICLE VI

    The shareholders of the corporation shall not have the preemptive right to subscribe for or to purchase any of the shares or other securities, warrants, or rights of the corporation, now or hereafter authorized, including any of the same which may, from time to time, be in the treasury of the corporation. The shareholders of the corporation are hereby denied the right of cumulative voting.

                                     ARTICLE VII

    The authorized number of shares of the corporation is Nine Million (9,000,000) shares of common stock with a par value of eighteen and three-fourths cents (18-3/4CENTS) per share.

                                     ARTICLE VIII

    A. The authorized number of directors of this corporation shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed by a resolution adopted by the affirmative vote of at least two-thirds of the directors. The exact number of directors shall be six (6) until so increased or decreased. Effective as of the annual meeting of shareholders in 1984, the Board of Directors shall be divided into three classes, designated

Class I, Class II and Class III, as nearly equal in number as possible and the term of office of directors of one class shall expire at each annual meeting of shareholders, provided that in all cases each director shall serve until his or her successor shall be elected, or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of shareholders in 1985, that of Class II shall expire at the annual meeting in 1986, and that of Class III shall expire at the annual meeting in 1987, provided that in all cases each director shall serve until his or her successor shall be elected, or until his or her earlier resignation, removal from office, death or incapacity. At each annual meeting of shareholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election.

    B. Newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office or other cause may be filled only by the affirmative vote of a majority of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

    C. At a meeting of shareholders called expressly for that purpose, any director, or the entire Board of Directors, may be removed from office at any time; however, such removal must be for cause and must be approved by the affirmative vote of the greater of (1) at least 66.1% of the voting power of the shares of the corporation then present and voting on such removal, and (2) at least 51.4% of the voting power of all shares of the corporation entitled to vote.

    D. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 10 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman of the Board of President on behalf of the Board. Each notice hereunder shall set forth the name, age, business address, and principal occupation of each nominee.

    E. This Article VIII may neither be altered, amended, or repealed, nor may any provision inconsistent with this Article VIII be adopted, except upon the affirmative vote of the greater of (1) at least 66.1% of the voting power of the shares of the corporation then present and voting on such alteration, amendment, repeal, or inconsistent provision, and (2) at least 51.4% of the voting power of all shares of the corporation entitled to vote.

                                      ARTICLE IX

    A.   Except as set forth in paragraph B of this Article IX:

         1. any merger of the corporation or any of its subsidiaries with or into any other corporation; or

         2. any plan of exchange of shares of the corporation or any of its subsidiaries with or involving the shares of any other corporation;

         3. any sale, lease, transfer, or other disposition of all or a Substantial Part (as hereinafter defined) of the property and assets of the corporation or any of its subsidiaries; or

         4.   voluntary dissolution of the corporation;

shall require the affirmative vote of the greater of (1) at least 66.1% of the voting power of the shares of the corporation then present and voting on any such transaction described in clauses 1 through 4 of this paragraph A, and (2) at least 51.4% of the voting power of all shares of the corporation entitled to vote.

    B. The provisions of this Article IX shall not apply to any transaction described in clauses 1 through 4 of paragraph A of this Article IX if:

         1. a majority of the Board of Directors of the corporation shall have approved such transaction prior to the time that any person, corporation, or entity became the beneficial owner of more than ten percent of the voting power of all shares of the corporation entitled to vote, or

         2. a majority of the Continuing Directors (as hereinafter defined in this Article IX) of the corporation shall have approved such transaction, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

         3.   For the purposes of this Article IX:

         1. Continuing Director means a member of the Board of Directors who either (a) was first elected a director prior to the date on which any person, corporation, or entity acquired more than ten percent of the voting power of all shares of the corporation entitled to vote, or (b) was designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

         2. Substantial Part shall mean more than ten percent of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time that the determination is being made.

    D. This Article IX may neither be altered, amended, or repealed, nor may any provision inconsistent with this Article IX be adopted, except upon the affirmative vote of the greater of (1) at least 66.1% of the voting power of the shares of the corporation then present and voting on such alteration, amendment, repeal, or inconsistent provision, and (2) at least 51.4% of the voting power of all shares of the corporation entitled to vote.

                                      ARTICLE X

    A.   1.   In addition to any affirmative vote required by law or these 1984
Restated Articles of Incorporation, and except as otherwise expressly provided in paragraph B of this Article X:

              (a) any merger of the corporation or any of its subsidiaries with (i) any Related Person (as hereinafter defined) or (ii) any other corporation (whether or not itself a Related Person) which is, or after such merger would be, an Affiliate (as hereinafter defined) of a Related Person; or

              (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of all or a Substantial part (as hereinafter defined) of the assets of the corporation or any of its subsidiaries; or

              (c) the issuance or transfer by the corporation or any of its subsidiaries (in one transaction or a series of transactions) of any securities of the corporation or any of its subsidiaries to any Related Person or any Affiliate of any Related Person in exchange for cash, securities, or other property (or a combination thereof) having an aggregate fair market value in excess of two percent of the total consolidated assets of the corporation; or

              (d) the adoption of any plan of exchange of the shares of the corporation on any of its subsidiaries with or involving a Related Person or any Affiliate of any Related Person; or

              (e) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person or any Affiliate of any Related Person; or

              (f) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger of the corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any of its subsidiaries which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person,

    shall require the affirmative vote of at least 66.1% of the voting power of the shares of the corporation that are then present and voting on any such transaction and which are not Beneficially Owned by the Related Person who or which proposes to enter into or be involved in any such transaction.

         2. The term "Business Combination" as used in this Article X shall mean any transaction which is referred to in any one or more of clauses (a) through (f) of subparagraph 1 of this paragraph A.

    B. The provisions of paragraph A of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these 1984 Restated Articles of Incorporation, if, (a) in the case of a Business Combination that does not involve cash or other consideration being received by the common shareholders of the corporation, solely in their respective capacities as shareholders of the corporation, the condition specified in the following subparagraph 1 is met, or, (b) in the case of any other Business Combination, all of the conditions specified in either of the following subparagraphs 1 or 2 are met:

         1. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined in this Article X), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

         2.   All of the following conditions shall have been met:

              (a) The aggregate amount of (x) cash and (y) fair market value as of the date of the consummation of the

         Business Combination of consideration other than cash, to be received per share in such Business Combination by holders of the voting common stock of the corporation shall be at least equal to the highest amount determined under subclauses (i), (ii), and (iii) below:

                   (i) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Related Person for any share of the corporation's voting common stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or
              (B) in the transaction in which it became a Related Person, whichever is higher;

                   (ii) the fair market value per share of the corporation's
              voting common stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to in this Article X as the "Determination Date"), whichever is higher; and

                   (iii) (if applicable) the price per share equal to the fair market value per share of the corporation's voting common stock determined pursuant to subparagraph 2(a)(ii) above, multiplied by a fraction, the numerator of which is (A) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Related Person for any shares of the corporation's voting common stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is (B) the fair market value per share of the corporation's voting common stock on the first day in such two-year period on which the Related Person acquired any shares of such stock.

              (b) The consideration to be received by holders of the corporation's voting common stock shall be in cash or in the same form as the Related Person has previously paid for shares of such voting common stock. If the Related Person has paid for shares of such voting common stock with varying forms of consideration, the form of consideration for such voting common stock shall be either cash or the form used to acquire the largest number of shares of such voting common stock previously acquired by it.

              (c) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    C.   For the purposes of this Article X:

         1. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 8, 1984.

         2. A person shall be the "Beneficial Owner" of any shares of the corporation's voting stock.

              (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

              (b)  which such person or any of its Affiliates or Associates has
         (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement, or understanding; or

              (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding (including without limitation any written or unwritten agreement to act in concert) for the purpose of acquiring, holding, voting, or disposing of any shares of the corporation's voting stock.

         3. "Continuing Director" means a member of the Board of Directors who either (a) was first elected as a director prior to the date as of which a Related Person who or which proposes to enter into or be a party to or involved in a Business Combination became the Beneficial Owner of more than ten percent of the voting power of all shares of the corporation entitled to vote, or (ii) was designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.


         4. "Person" means any individual, firm, corporation, or other entity.

         5. "Related Person" means any person who is the Beneficial Owner of more than ten percent of the voting power of all shares of the corporation entitled to vote.

         6. "Substantial Part" means more than ten percent of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is being made.

    D. A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including, without limitation, (1) whether a person is a Related Person, (2) the number of shares of voting stock of the corporation Beneficially Owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in subparagraph 2 of paragraph B of this Article X have been met with respect to any Business Combination, and (5) whether the consideration to be received for the issuance or transfer of securities by the corporation or its subsidiary in any Business Combination referred to in subparagraph 1(c) of paragraph A of this Article X has an aggregate fair market value in excess of two percent of the total consolidated assets of the corporation.

    E. Nothing contained in this Article X shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

    F. This Article X shall neither be altered, amended, or repealed, nor shall any provision inconsistent with this Article X be adopted, except upon the affirmative vote of at least 66.1% of the voting power of the shares of the corporation not Beneficially Owned by Related Persons that are then present and voting on such alteration, amendment, repeal, or inconsistent provision.

                                      ARTICLE XI

    In connection with the exercise of its judgment in determining what is in the best interest of the corporation and its shareholders when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge the corporation with or into another corporation, or (c) purchase or otherwise acquire all or substantially all of the property and assets of the corporation, the Board of Directors of the corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, give due consideration to all of the following factors and any other factors which it deems relevant: (1) the social and economic effects of the transaction on the corporation, its employees, suppliers, customers, and other elements of the communities in which the corporation operates or is located; (2) the fairness of the consideration offered in relation not only to the current market price for the corporation's voting stock but also to the market price for such voting stock over a period of years; (3) the fairness of the consideration offered in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the corporation as an independent entity; and 94) the premiums over market price offered to shareholders of other corporations in similar transactions.

                                     ARTICLE XII

    Except as otherwise provided in these 1984 Restated Articles of Incorporation,

    A. The power and authority to accept and reject subscriptions for shares and other securities, and to allot shares and other securities, and to otherwise issue, sell, transfer, and otherwise dispose of the shares and other securities of the corporation, whether authorized and unissued or in the treasury of the corporation, is hereby granted to and vested in the Board of Directors of the corporation.

    B. The Board of Directors, without action by the shareholders, may from time to time, offer for subscription, or otherwise issue or sell, or grant rights, warrants, or options for the subscription to or purchase of any of the authorized shares or other securities of the corporation not then issued or which may have been issued and reacquired as treasury shares or other securities by the corporation, and any or all of any increased shares or other securities of any class that may hereafter be authorized for such consideration as the directors may determine. In connection with any rights, warrants, or options granted by the Board of Directors, the Board of Directors is authorized to fix the terms, provisions, and conditions of such rights, warrants, or options, including the conversion basis or bases and the option of warrant price or prices at which shares may be purchased or subscribed for and to authorize the issuance thereof. The Board of Directors may specify in amount or value the proportions of the consideration over and above the par value of any share, on its issue or sale, which shall be capital and which shall be surplus.

    C. Bonds, debentures, certificates of indebtedness, bonds convertible into shares, debentures convertible into shares, or other debt securities, may be issued, sold or disposed of pursuant to resolution of the Board of Director, without action by the shareholders, for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion.

    D. The Board of Directors is hereby authorized and empowered to fix or alter, as to shares unallotted at the time, any or all of the following matters, to wit: (1) the dividend rate; (2) the redemption price; (3) the liquidation price; (4) the conversion rights; (5) the voting rights; (6) the sinking or purchase fund rights of any shares or other securities; or (7) the number of shares in any series of any class, all in the manner and in accordance with the statutes.

                                     ARTICLE XIII

    A. Articles VIII, IX, and X of these 1984 Restated Articles of Incorporation may neither be altered, amended, or repealed, nor may any provision inconsistent with said Articles VIII, IX, and X be adopted, except as expressly provided in paragraphs E, D, and F of said Articles VIII, IX, and X, respectively.

    B. Except as provided in paragraph A of this Article XIII, any alteration, amendment, or repeal of, or the adoption of a provision inconsistent with, these 1984 Restated Articles of Incorporation shall require the affirmative vote of the greater of (1) at least 66.1% of the voting power of the shares of the corporation then present and voting on such alteration, amendment, repeal, or inconsistent provision, and (2) at least 51.4% of the voting power of all shares of the corporation entitled to vote; provided, however, that in the event that the Board of Directors of the corporation shall have approved any such alteration, amendment, repeal, or inconsistent provision by a resolution adopted by a majority of the members of the Board of Directors, such alteration, amendment, repeal, or inconsistent provision shall require only such shareholder vote as is required under the applicable provisions of the Minnesota Business Corporation Act.

    FURTHER RESOLVED, that the President and Secretary of the corporation are hereby authorized and directed to prepare, execute, and file for record proper Articles of Amendment of the Articles of Incorporation, setting forth the 1984 Restated Articles of Incorporation, setting forth the 1984 Restated Articles of Incorporation of Reuter, Inc., and reciting that the 1984 Restated Articles of Incorporation supersede and take the place of the existing Restated Articles of Incorporation of Reuter, Inc., and all amendments thereto, and the officers and directors of the corporation are hereby authorized and directed to pay all fees in connection therewith, and to do all other acts and things necessary, required or convenient to carry out the purposes hereof, including, but not limited to, adoption of new bylaws consistent with said Articles.

    IN WITNESS WHEREOF, we have subscribed our names this 11th day of June, 1984.

                                        /s/ Edward J. Reuter
                                       --------------------------------
                                       Edward J. Reuter, President

                                        /s/ Winston E. Munson
                                       --------------------------------
                                       Winston E. Munson, Secretary

(CORPORATE SEAL)

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

    The foregoing instrument was acknowledged before me this 4th day of June, 1984, by Edward J. Reuter and Winston E. Munson, respectively the president and the secretary of Reuter, Inc., a Minnesota corporation, on behalf of said corporation.

                                        /s/ Notary Public
                                       --------------------------------
                                       Notary Public

(NOTARIAL SEAL)

                                ARTICLES OF AMENDMENT
                                          OF
                       1984 RESTATED ARTICLES OF INCORPORATION
                                          OF
                                     REUTER, INC.

    We, the undersigned, Edward J. Reuter and Winston E. Munson, respectively the President and Secretary of Reuter, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, do hereby certify that at a meeting of the shareholders of said corporation, duly held on the 19th day of May, 1987, pursuant to notice duly mailed to all shareholders of record, the following resolutions were duly adopted by the affirmative vote of the holders of more than a majority of the voting power of the shares outstanding and entitled to vote:

    RESOLVED, that the 1984 Restated Articles of Incorporation of Reuter, Inc. shall be hereby amended by adding thereto a new Article XIV which shall read as follows:

                                     "ARTICLE XIV

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (c) under section 302A.559 of the Minnesota Business Corporation Act or
    section 80A.23 of the Minnesota Securities Act, or (d) for any transaction from which the director derived an improper personal benefit. If the Minnesota Business Corporation Act is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

    FURTHER RESOLVED, That the President and the Secretary of the corporation are hereby authorized and directed to prepare, execute, and file for record with the Secretary of State of the State of Minnesota proper Articles of Amendment of the 1984 Restated Articles of Incorporation, setting forth the foregoing amendment, and to pay all fees in connection therewith, all as required by law, and to do all other acts and things necessary, required or convenient to carry out the purposes hereof.

    IN WITNESS WHEREOF, we have subscribed our names this 19th day of May, 1987.

                                        /s/ Edward J. Reuter
                                       --------------------------------
                                       Edward J. Reuter, President

                                        /s/ Winston E. Munson
                                       --------------------------------
                                       Winston E. Munson, Secretary

(CORPORATE SEAL)

STATE OF MINNESOTA )
                   )ss.
COUNTY OF HENNEPIN )

    The foregoing instrument was acknowledged before me this 19th day of May, 1987, by Edward J. Reuter and Winston E. Munson, respectively the president and the secretary of Reuter, Inc., a Minnesota corporation, on behalf of said corporation.

                                        /s/ Diana L. McGrail
                                       --------------------------------
                                       Notary Public

(NOTARIAL SEAL)

                                  STATE OF MINNESOTA
                           OFFICE OF THE SECRETARY OF STATE

                        MODIFICATION OF STATUTORY REQUIREMENTS
                               OR AMENDMENT OF ARTICLES

Corporate Name:  Reuter, Inc.
Date of Adoption of Amendments/Modifications:  June 13, 1991
Amendments/Modifications Approved by Corporate: Directors and
Shareholders

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above-named corporation were adopted by the shareholders upon the approval and recommendation of the Board of Directors of the above corporation:

Article VII of the Restated Articles of Incorporation of the Corporation (as amended), be amended, in its entirety, to read as follows:

    The corporation shall be authorized to issue two classes of shares of capital stock to be designated respectively, "preferred stock" and "common stock." The total number of shares of capital stock which the corporation shall be authorized to issue is eleven million five hundred thousand (11,500,000), of which two million five hundred thousand (2,500,000) shall be shares of preferred stock of the par value of one cent ($0.01) per share and nine million (9,000,000) shall be shares of common stock of the par value of eighteen and three-fourths cents ($0.1875) per share. Shares of preferred stock of the corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of that series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of preferred stock, the shares of common stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of common stock shall be entitled to one vote for each share held.

I swear the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

                                        /s/ Anwar H. Bhimani
                                       --------------------------------
                                       Anwar H. Bhimani
                                       Secretary

                                  STATE OF MINNESOTA
                           OFFICE OF THE SECRETARY OF STATE

                        MODIFICATION OF STATUTORY REQUIREMENTS
                               OR AMENDMENT OF ARTICLES


Corporate Name:                                                     Reuter, Inc.
Date of Adoption of Amendments/Modifications:                      June 23, 1992
Amendments/Modifications Approved by Corporate:                    Directors and
                                                                    Shareholders

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above-named corporation were adopted by the shareholders upon the approval and recommendation of the Board of Directors of the above corporation:

Article I of the Restated Articles of Incorporation of the Corporation (as amended), be amended, in its entirety, to read as follows:

    The name of the Corporation is Green Isle Environmental Services, Inc.

I swear the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

                                        /s/ Anwar H. Bhimani
                                       --------------------------------
                                       Anwar H. Bhimani
                                       Secretary

                                  ARTICLES OF MERGER
                                          OF
                              REUTER MANUFACTURING, INC.
                                    WITH AND INTO
                       GREEN ISLE ENVIRONMENTAL SERVICES, INC.

    Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, as amended, Green Isle Environmental Services, Inc., a Minnesota corporation (the "Surviving Corporation"), hereby adopts the following Articles of Merger for the purpose of merging Reuter Manufacturing, Inc., a Minnesota corporation and a wholly-owned subsidiary of the Surviving Corporation (the "Merging Corporation"), into the Surviving Corporation.

                                     ARTICLE ONE

    The laws of Minnesota, the state under which the Surviving Corporation is organized, permit such merger.

                                     ARTICLE TWO

The Surviving Corporation shall be Green Isle Environmental Services, Inc., and it shall be governed by the laws of the State of Minnesota.

                                    ARTICLE THREE

    SECTION 1. The Plan of Merger, dated May 15, 1995, by the Surviving Corporation, attached hereto as Exhibit A and incorporated herein by reference (the "Plan of Merger") sets forth the terms and conditions of the merger.

    SECTION 2. The Plan of Merger was approved by the Surviving Corporation pursuant to Minnesota Statutes Section 302A.621.

                                     ARTICLE FOUR

    SECTION 1. The number of shares of Common Stock, par value $.01, of the Merging Corporation issued and outstanding at the time of the merger is 1,000 shares, all of which are owned by the Surviving Corporation.

                                     ARTICLE FIVE

    The merger shall be effective on the date hereof or, if later, at the time when these Articles of Merger are filed with the Secretary of State of Minnesota.

    IN WITNESS WHEREOF the Surviving Corporation has caused these Articles of Merger to be executed in its name, as of the 15th day of May, 1995.


                             GREEN ISLE ENVIRONMENTAL SERVICES, INC.


                             By: /s/ James W. Taylor
                                ------------------------------------

                             Its:President & Chief Executive Officer
                                 -----------------------------------

                                                                       EXHIBIT A
                                    PLAN OF MERGER

    This plan of merger (the "Plan of Merger") is dated May 15, 1995 and is entered into by Green Isle Environmental Services, Inc., a Minnesota corporation and the parent corporation (the "Surviving Corporation"), pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

                                      WITNESSETH

    WHEREAS, the Board of Directors of the Surviving Corporation has determined that it is in the best interest of each corporation that Reuter Manufacturing, Inc., a Minnesota corporation and a wholly-owned subsidiary of the Surviving Corporation (the "Merging Corporation") be merged with and into the Surviving Corporation pursuant to the terms and conditions contained in this Plan of Merger (the "Merger"), and in accordance with the applicable laws of the State of Minnesota.

    NOW, THEREFORE, the Surviving Corporation sets forth the following Plan of
Merger:

                                       ARTICLE 1
                                        MERGER

    A. MERGER OF MERGING CORPORATION INTO SURVIVING CORPORATION. In accordance with the provisions of the Minnesota Business Corporation Act, Sections 302A.601 ET. SEQ., (the "Minnesota Act"), the Merging Corporation shall be merged with and into the Surviving Corporation (the "Merger"). Such Merger shall be structured consistent with the requirements for a tax-free reorganization described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and is intended to qualify as a complete liquidation within the meaning of Section 332 of the Code.

    B.   RIGHTS AND LIABILITIES OF SURVIVING CORPORATION.  At the Effective
Time of the Merger, as defined in Article 3 below, the Merging Corporation shall be merged with and into the Surviving Corporation, and the separate existence of the Merging Corporation shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Minnesota. The Surviving Corporation (i) shall continue possessed of all of its rights and property as constituted immediately prior to the Effective Time of the Merger and succeed without other transfer to all rights and property of the Merging Corporation,
(ii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Time of the Merger, and
(iii) shall become subject to any debts and liabilities of the Merging Corporation, all as more fully provided in Section 302A.641 of the Minnesota Act.

    C. ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of Green Isle Environmental Services, Inc. in effect at the Effective Time of the Merger shall remain in effect after the Effective Time of the Merger and shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger and shall remain in full force and effect until amended or repealed in accordance with law.

                                      ARTICLE 2
                                 CONVERSION OF SHARES

    A. EXISTING CAPITAL. The authorized capital stock and number of shares of capital stock of the Merging Corporation that are issued and outstanding are 1,000 shares of Common Stock, par value $.01, all of which are owned by the Surviving Corporation.

    B. CONVERSION OF SHARES. All issued and outstanding common stock of the Merging Corporation, all of which is held by the Surviving Corporation, shall be cancelled at the Effective Time of the Merger, by virtue of the Merger and without any further action of the Surviving Corporation. Shares of Surviving Corporation common stock issued and outstanding at the Effective Time of the Merger shall not be converted or exchanged, but shall remain outstanding as shares of common stock of the Surviving Corporation.

                                      ARTICLE 3
                             EFFECTIVE TIME OF THE MERGER

    This Plan of Merger, along with Articles of Merger meeting the requirements of Section 302A.621 of the Minnesota Act shall be filed with the Secretary of State of the State of Minnesota in accordance with the applicable laws of Minnesota. The Merger shall become effective as of the date hereof or, if later, the time when the Articles of Merger are filed with the Secretary of State of Minnesota. (The date and time when the Merger shall become effective is herein referred to as the "Effective Time of the Merger.")

    At the Effective Time of the Merger, all respective property, assets, rights, privileges, powers, franchises and immunities of the Merging Corporation shall vest in the Surviving Corporation and all of the respective debts, liabilities and obligations of the Merging Corporation shall vest in the Surviving Corporation.

                                      ARTICLE 4
                                TERMINATION OF MERGER

    Prior to the filing of the Articles of Merger, this Plan of Merger may be terminated by the Board of Directors of the Surviving Corporation.

                                      ARTICLE 5
                                  REGISTERED ADDRESS

    After the Effective Time of the Merger, the registered office of the Surviving Corporation shall be 410 11th Avenue South, Hopkins, Minnesota 55343.

                                      ARTICLE 6
                                DIRECTORS AND OFFICERS

The directors and officers of Surviving Corporation at the Effective Time of the Merger shall continue as directors and officers of the Surviving Corporation after the Effective Time of the Merger.

    IN WITNESS WHEREOF, the undersigned corporation has caused this Plan of Merger to be executed effective as of this 15th day of May, 1995.

                             GREEN ISLE ENVIRONMENTAL SERVICES, INC.

                             By: /s/ James W. Taylor
                                ------------------------------------

                             Its:President & Chief Executive Officer
                                 -----------------------------------

                                  STATE OF MINNESOTA

                                  SECRETARY OF STATE

                                CERTIFICATE OF MERGER

    I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of the individual merging entities to do business in Minnesota is terminated on the effective date of this merger.

    Merger Filed Pursuant to Minnesota Statutes, Chapter:  302A

    State of Formation and Names of Merging Entities:

         MN:  REUTER MANUFACTURING, INC.

         MN:  GREEN ISLE ENVIRONMENTAL SERVICES, INC.

    State of Formation and Name of Surviving Entity:

         MN:  GREEN ISLE ENVIRONMENTAL SERVICES, INC.

    Effective Date of Merger:  MAY 19, 1995

    Name of Surviving Entity After Effective Date of Merger:

         GREEN ISLE ENVIRONMENT SERVICES, INC.

    This certificate has been issued on:  MAY 19, 1995


[SEAL OF THE STATE OF MINNESOTA]


                                        /s/ Joan Anderson Growe
                                       -----------------------------
                                            Secretary of State

                             MINNESOTA SECRETARY OF STATE
                        AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change.)

GREEN ISLE ENVIRONMENTAL SERVICES, INC.
- ---------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

                                      ARTICLE I

              The Name of the Corporation is Reuter Manufacturing, Inc.

This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                        /s/ William H. Johnson
                                       --------------------------------
                                        [Signature of Authorized Person]

- --------------------------------------------------------------------------------

INSTRUCTIONS                                FOR OFFICE USE ONLY

1.  Type or print with black ink.           STATE OF MINNESOTA
2.  A Filing Fee of:  $35.00,               DEPARTMENT OF STATE
    made payable to the Secretary           FILED SEP. 01, 1995
    of State.                               /s/ Joan Anderson Growe
3.  Return completed forms to:              Secretary of State

    Secretary of State
    180 State Office Building
    St. Paul, MN  55155-1299
    (612) 296-2803